EXHIBIT 99.1

American Resources Corporation’s Rare Earth Division Receives Investment and Enters into Long-Term, Strategic Partnership with The Heritage Group

The Heritage Group brings ~100 years of experience and innovation in transportation and infrastructure materials, environmental services and specialty chemicals to American Rare Earth

Partnership with The Heritage Group supports the development of American Rare Earth’s circular economy supply chain partnerships and customer base

Synergies expedite the path to being the first and lowest cost producer of domestically-sourced, purified and sustainable battery and magnet metals

Heritage’s investment will equal 7.5% of American Rare Earth LLC and have a right to invest $50 million at a $300 million pre-money valuation

January 11, 2022 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / January 11, 2022 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure and electrification marketplace, today announced its strategic partnership between its wholly owned subsidiary, American Rare Earth LLC (“American Rare Earth”), and the venture capital investment arm of The Heritage Group, HG Ventures LLC (“Heritage”); a multi-generational business with a diverse range of operating companies focused on innovation in material science, chemistry and environmental services which includes a major stake in the largest and most comprehensive battery recycling platform in North America.  American Rare Earth and Heritage will be expediting the path of being the United States’ first and lowest cost producer of domestically-sourced, purified and sustainable battery and magnet metals.

Mark Jensen, CEO of American Resources Corporation commented, “As we continue to execute on our vision of redefining how critical and rare earth elements are sourced, processed and purified by focusing on a sustainable and circular supply chain, we have been very selective with our prospective partners to this point. We are thrilled to be moving forward and partnering with Heritage given their unique position, expertise, network and a shared vision on how we can collaboratively bring impactful solutions to the domestic supply of battery and magnet metals.  Furthermore, we both agree that creating a closed-loop and circular supply of these increasingly important materials in a cost effective and environmentally safe way will enable the United States to compete on a global basis. As we are hitting key metrics to bring our technologies into a commercial production in 2022, bringing in a partner that can help expedite the commercial success is a game changer for the scalable growth of our rare earth and battery metals division. This partnership will allow us to further incorporate value-added partners throughout the supply chain more expeditiously and ensures a successful pathway for our shared vision.”

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Indiana-based The Heritage Group brings almost a century of knowledge, experience, innovation and relationships throughout various industries including transportation infrastructure and materials, environmental services, specialty chemical and fuel products to American Rare Earth.  Today, Heritage consists of over thirty operating companies with approximately 170 worldwide locations and over 5,000 employees.  With its vast reach, Heritage has a proven track record of delivering new solutions and advancing socio-economic progress through science, world-class R&D, business, venture capital and strategic acquisitions.

“We look forward to partnering with American Rare Earth to expand production of rare earth elements and critical metals by recycling electric motors, batteries and other e-waste, which will help address U.S. supply chain and sustainability challenges,” added Jonathan Schalliol Director at HG Ventures. “As demand for batteries and smart electronics soars, this partnership aims to help drive growth in the U.S. raw materials market to expand our country’s domestic manufacturing capabilities. The U.S. has the opportunity to lead in closed-loop and circular material supply, and it starts with this type of cross-sector collaboration.”

This partnership leverages American Rare Earth’s proprietary and industry-leading technologies in critical and rare earth metal processing and purification with Heritage’s longstanding success in material science, assets and extensive relationships.  American Rare Earth’s unique ability to capture, process and purify critical and rare earth elements have come from the partnerships of three leading universities creating a platform of innovation.

With American Rare Earths’ first purification facility expected to be operational in the first half of 2022, this partnership further strengthens American Rare Earth’s foothold into various feedstock relationships for battery and magnet material including from spent electric vehicle, windmill motors and e-waste for which there is currently no comprehensive, sustainable, end-of-life solution.  Additionally, the partnership opens up relationships with public and private customers demanding these purified metals to drive the growth and success of the electrification and clean tech markets while advancing national security interests.

Through its due diligence and verification of American Rare Earth’s chromatography process and technology for the final stage of isolation and purification of critical battery and magnet metals, Heritage and American Rare Earth have entered into a collaboration agreement (the “Collaboration Agreement”) to include but not limited to:

1.	collaboration on opportunities to accelerate the growth and commercialization of American Rare Earth’s feedstock supply and to provide Heritage with additional products and services to market;

2.	enhance the sourcing of feedstocks, such as of end-of-life permanent magnets and batteries or battery materials, for American Rare Earth’s processing and purification business;

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further the buildout of American Rare Earth’s downstream sales partners for the sale of critical and rare earth metals to government and industry partners for the production of new products and applications;

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leverage Heritage and its Affiliates’ personnel, expertise, and equipment (such as R&D and laboratory equipment) to possibly assist American Rare Earth in the further development, refinement and execution of its business; and

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provide Heritage and its Affiliates the ability to market the technologies, patents, capabilities and access of American Rare Earth’s technologies and patents to Heritage’s and its Affiliate’s customers, relationships, and affiliates.

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Pursuant to the Membership Purchase Interest Agreement, Heritage will receive a 7.5% ownership stake of American Rare Earth with American Resources retaining ownership of 92.5% of the equity interest.  Additionally, Heritage has been granted an option to purchase up to $50 million of American Rare Earth’s equity interest at a $300 million, pre-money valuation.

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways, while also helping the world achieve its goals of carbon neutrality. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About American Rare Earth LLC

American Rare Earth is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain.  American Rare Earth has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals.  For more information visit arareearthcorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

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About The Heritage Group

Founded in 1930, The Heritage Group (THG) is a fourth-generation, family-owned business managing a diverse portfolio of companies specializing in heavy construction and materials, environmental services, and specialty chemicals. Companies within the THG portfolio include Heritage Environmental Services, Heritage Construction + Materials, and Monument Chemical. With more than 5,000 employees and 30 operating companies worldwide, THG aims to build a safer, more enriching and sustainable world by harnessing the power of family.

About HG Ventures

HG Ventures is the corporate venture arm of The Heritage Group, headquartered in Indianapolis, Ind. HG Ventures supports innovation and growth across The Heritage Group by investing and partnering with innovative, high-growth companies to support a sustainable future. We leverage the world-class expertise of The Heritage Group operating companies and research center to offer a unique value proposition to our portfolio company partners. www.hgventures.com

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact

Precision Public Relations

Matt Sheldon

917-280-7329

matt@precisionpr.co

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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